                                                              EXHIBIT (h)(12)(c)

                   FIFTH AMENDMENT TO PARTICIPATION AGREEMENT

                                      Among

                        VARIABLE INSURANCE PRODUCTS FUND

                        FIDELITY DISTRIBUTORS CORPORATION

                                       and

                           AIG LIFE INSURANCE COMPANY

     WHEREAS, the above-named parties have executed a Participation Agreement, effective as of the 1st day of July, 1994; and

     WHEREAS, the parties are desirous of expanding their business relationship to include other policy forms appearing on Schedule A of the Participation Agreement; and

     WHEREAS, Company is desirous of adding other, non-Fidelity, mutual funds to the list of those funds appearing on Schedule C of the Participation Agreement;

     NOW, THEREFORE, the parties agree that Schedules A and C to the Participation Agreement are amended to read as follows:

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and             Policy Form Number of Contracts
Date Established by Board of Directors   By Separate Account
--------------------------------------   -------------------

Variable Account I                       45648-4/87
(June 5, 1986)                           (Individual Single PremiumVariable
                                         Deferred Annuity Contract)

                                         52049
                                         (Group Flexible Premium Variable
                                         Deferred Annuity Contract)

                                         56450
                                         (Group Flexible Premium Variable
                                         Deferred Annuity Certificate)

                                         56777
                                         (Individual Flexible Premium
                                         Variable Deferred Annuity Contract)

                                         11VAN0896
                                         (Individual Variable Annuity Contract)

                                         11VANO896GP
                                         (Group Variable Annuity Contract)

                                         16VAN0896
                                         (Certificate of Coverage)

Variable Account II                      1VUL1294
(June 5, 1986)                           (Individual Flexible Variable Universal
                                         Life Insurance Policy)

                                         11GVULO597
                                         (Group Flexible Premium Variable Life
                                         Insurance Policy)

                                         16VUL0597
                                         (Group Flexible Premium Variable Life
                                         Insurance Certificate)

                                         11GVULD997
                                         Group Flexible Premium Variable Life
                                         Insurance Policy (Sex-Distinct)

                                         11GVULU997
                                         (Group Flexible Premium Variable Life
                                         Insurance Policy) (Uni-sex)

                                         11VUL399
                                         (Flexible Premium Variable Life
                                         Insurance Policy)

                                         11VUL399G
                                         (Group Flexible Premium Variable Life
                                         Insurance Policy)

                                         16VUL399G
                                         (Group Flexible Premium Variable Life
                                         Insurance Certificate)

                                         11VUL800
                                         (Individual Flexible Variable Universal
                                         Life Insurance Policy)

Variable Account III                     GVA-1067
(October 27, 1994)                       (Eastern Airlines, Inc. Variable
                                         Benefit Plan for Flight Engineers -
                                         Non-Participating Single Premium Group
                                         Variable Annuity Contract)

                                         GVA-1075
                                         (Eastern Airlines, Inc. Variable
                                         Benefit Plan for Pilots Engineers -
                                         Non-Participating Single Premium Group
                                         Variable Annuity Contract)

Variable Account IV                      11GVUL0495 (group contract)
Variable Account 7                       16GVUL0495 (group certificate)
Variable Account 9                       11GVUL0197 (group contract)
Variable Account 10                      16GVUL0197 (group certificate)
(July 18, 1995)                          11PVUL0996 (individual contract)
                                         11JVUL0197 (individual contract)
                                         11JVUL0198 (individual contract)
                                         52221(7/91) (individual contract)
                                         12PVUL1098 Rider

                                   SCHEDULE C

Investment companies currently available under variable annuities or variable life insurance issued by the Company:

Anchor Series Trust
AIM Variable Insurance Funds, Inc.
Alliance Variable Products Series Fund, Inc.
American Century Variable Products Funds
Berger Institutional Products Trust
Delaware Group Premium Fund, Inc.
Dreyfus Stock Index Fund
Dreyfus Variable Investment Fund
Fidelity Variable Insurance Products Fund
Fidelity Variable Insurance Products Fund II
Fidelity Variable Insurance Products Fund III
Goldman Sachs Variable Insurance Trust
Hotchkis & Wiley Variable Trust
J.P. Morgan Series Trust II
Merrill Lynch Variable Series Fund
Mercury Asset Management Master Trust
Mitchell Hutchins Series Trust
Morgan Stanley Universal Institutional Funds, Inc.
Neuberger Berman Advisers Management Trust
Oppenheimer Variable Account Funds
PIMCO Variable Insurance Trust
SunAmerica Series Trust
Templeton Variable Products Series Fund
Van Eck Worldwide Insurance Trust
Warburg Pincus Trust

     IN WITNESS WHEREOF, the parties have set their hand as of this 2nd day of January, 2001.

     AIG LIFE INSURANCE COMPANY


     By:   /s/ Michele L. Abruzzo
        ------------------------------------
            Michele L. Abruzzo
            Senior Executive Vice President

     VARIABLE INSURANCE PRODUCTS FUND


     By:   /s/ Bob Dwight
        ------------------------------------
            Bob Dwight
            Treasurer


     FIDELITY DISTRIBUTORS CORPORATION


     By:   /s/ Mike Kellogg
        ------------------------------------
            Mike Kellogg
            Executive Vice President